SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2021

AURORA ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40143	98-1628701
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

20 North Audly Street
London W1K 6LX
United Kingdom
(Address of principal executive offices)	(Zip Code)

+44 (0)20 3931 9785

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A ordinary share and one–quarter of one redeemable warrant	AURCU	The Nasdaq Stock Market LLC
Class A ordinary share, par value $0.0001 per share	AURC	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AURCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02(a).	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 11, 2021, the Audit Committee (the “Audit Committee”) of the board of directors (the “Board”) of Aurora Acquisition Corp. (the “Company”), after discussion with the Company’s management, concluded that the Company’s previously issued financial statements issued in connection with the Company’s initial public offering, dated March 8, 2021, and contained in the Company’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2021 and June 30, 2021, originally filed on May 26, 2021 and August 11, 2021, respectively (collectively “Non-Reliance Periods”), should no longer be relied upon. Similarly, related press releases, earnings releases, and investor communications describing the Company’s financial statements for the Non-Reliance Periods should no longer be relied upon.

The Company restated its previously issued financial statements to classify Class A common stock subject to redemption in temporary equity at redemption value. The Company’s accounting for the Class A shares subject to redemption did not have any effect on the Company’s previously reported assets and the non-cash adjustments to the financial statement do not impact the amounts previously reported for the Company’s cash and cash equivalents or total assets.

On November 11, 2021, the Audit Committee discussed with Marcum LLP (“Marcum”), the Company’s current independent registered public accounting firm, the matters disclosed in this Item 4.02(a). The Company will restate the financial statements for the Non-Reliance Periods in its Quarterly Report on Form 10-Q for the period ended September 30, 2021 to reclassify the Company’s Class A Shares and will continue to do so in its future financial statements. The Company will disclose the impact of such restatements of the Non-Reliance Periods in its Quarterly Report on Form 10-Q, which the Company will file with the SEC as soon as practicable.

Management carried out an evaluation of the effectiveness of the design and operation of the Company’s disclosure controls and procedures as of September 30, 2021 and concluded that, solely due to the events that led to the Company’s restatement of its financial statements, a material weakness existed and the Company’s disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective as of September 30, 2021. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis. The existence of one or more material weaknesses precludes a conclusion by management that a company’s disclosure controls and procedures and internal control over financial reporting are effective. In addition, the Audit Committee, the Board, and management have begun evaluating appropriate remediation actions. The Company’s remediation plans at this time include providing enhanced access to accounting literature, research materials and documents and increased communication among the Company’s personnel and third-party professionals with whom the Company consults regarding complex accounting applications.

Cautionary Statement Regarding Forward-Looking Information

This current report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that constitute projections, forecasts and other forward-looking statements are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Such statements are subject to certain risks and uncertainties, which could cause the Company’s actual results to differ materially from those anticipated by the forward-looking statements. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission. Actual results (including, without limitation the timing for and results of the Company’s pending restatement, including the actual amounts deferred and recognized once such amounts are subject to audit) may differ significantly from those set forth in the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021

By:	/s/Arnaud Massenet
Name:	Arnaud Massenet
Title:	Chief Executive Officer